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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20459
                                   __________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of report: February 2, 2006
                        (Date of earliest event reported)



                              LTC PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)


            Maryland                 1-11314                 71-0720518
 (State or other jurisdiction of   (Commission            (I.R.S. Employer
  incorporation or organization)   file number)          Identification No.)



                        31365 Oak Crest Drive, Suite 200
                           Westlake Village, CA 91361
                    (Address of principal executive offices)


                                 (805) 981-8655
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 8.01. -- Other Events

On February 2, 2006, LTC Properties, Inc. announced that it had sold for $58.5 million, four assisted living properties containing 431 units to an entity formed by the principals of Sunwest Management, Inc. ("Sunwest"). The properties were originally acquired by LTC in 1998 for $32.7 million, had a net book value after depreciation of $26.5 million and were leased to HFJ, LLC, a Sunwest managed entity, under a master lease that provided annual rental income of approximately $4.1 million. A copy of the press release is furnished as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference. Such information shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.


Item 9.01. -- Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(c) Exhibits.

99.1     Press Release issued February 2, 2006.



                                    SIGNATURE


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           LTC PROPERTIES, INC.



Dated: February 2, 2006                    By: /s/ WENDY L. SIMPSON
                                               --------------------
                                               Wendy L. Simpson
                                               President, COO, CFO and Treasurer